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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2005

Boykin Lodging Company

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-11975	34-1824586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Guildhall Building, Suite 1500, 45 W. Prospect Avenue, Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)

(216) 430-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 24, 2005, the shareholders of Boykin Lodging Company (the “Company”) approved the Boykin Lodging Company 2005 Long-Term Incentive Plan (the “2005 Plan”). The purpose of the 2005 Plan is to enable the Company to attract, retain and reward key employees of the Company and of its affiliates and to strengthen the mutuality of interests between such key employees and the Company’s shareholders by offering such key employees equity or equity-based incentives. The 2005 Plan reserves 500,000 common shares for issuance in accordance with its terms. The 2005 Plan is administered by the Long-Term Incentive Plan Committee of the Company’s Board of Directors and provides for the grant of stock options, restricted shares, deferred shares, share purchase rights, share appreciation rights in tandem with stock options, other share based awards or any combination thereof.

A more detailed summary of the material features of the 2005 Plan is set forth in the Company’s proxy statement for the 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 15, 2005. The summary in the proxy statement and the description of the 2005 Plan contained herein are qualified in their entirety by reference to the full text of the 2005 Plan, which is included as part of the proxy statement and filed as Exhibit 99.1 to this Form 8-K.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

     99.1 The Boykin Lodging Company 2005 Long-Term Incentive Plan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boykin Lodging Company
By:	/s/ Shereen P. Jones
Shereen P. Jones
Executive Vice President, Chief Financial and Investment Officer

Dated: May 26, 2005